EXHIBIT 10.21

FORM OF

STOCK OPTION AGREEMENT

FOR EMPLOYEES OF

EXLSERVICE.COM (INDIA) PRIVATE LIMITED

THIS OPTION AGREEMENT (the “Option Agreement”) is made and entered into as of              (the “Date of Option Grant”),

BY AND BETWEEN

EXLSERVICE HOLDINGS, INC. a Delaware Corporation, having its principal place of business at 350 Park Avenue, 10th Floor, New York, NY 10022 (hereinafter referred to as ‘the Company’ which expression shall, unless repugnant to the context or meaning thereof be deemed to include its successors and assigns) of the ONE PART,

AND

EXLSERVICE.COM (INDIA) PRIVATE LIMITED, a private limited company, incorporated under the laws of Republic of India, which is a subsidiary of the Company, (hereinafter referred to as ‘the Indian Subsidiary’ which expression shall, unless repugnant to the context or meaning thereof be deemed to include its successors and assigns) of the SECOND PART

AND

                     residing at              (the “Optionee”) of the THIRD PART.

WHEREAS

A.	The Company has set-up the ExlService Holdings, Inc. 2003 India Employee Stock Option Plan (the “Plan”), which applies to the employees of the Indian Subsidiary subject to its adoption by the Board of Directors of the Indian Subsidiary;

B.	The Board of Directors of the Indian Subsidiary have, pursuant to their resolution dated April 30, 2003 adopted the Plan. Pursuant to the above, the Company, together with the Indian Subsidiary, have granted to the Optionee an option to purchase certain shares of Stock, upon the terms and conditions set forth in this Option Agreement and the Plan (the “Option”);

1.	Definitions and Construction.

1.1	Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan. Whenever used herein, the following terms shall have their respective meanings set forth below:

1.1.1	“Exercise Price” means US$ 0.23 per share of Stock, as adjusted from time to time pursuant to Clause 10 of the Plan.

1.1.2	“Option Expiration Date” means the date ten (10) years after the date of grant of Options.

1.2	Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	Grant of Options.

(a)	Grant: The Company hereby grants to the Optionee the right to purchase up to • Shares at the Exercise Price of US$ 0.23 per share, at any time during the Exercise Period and pursuant to the terms and conditions set forth in the Plan and as per the vesting schedule provided in the Plan.

(b)	Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and his legal representative in respect of any questions arising under the Plan or this Agreement.

(c)	The employee undertakes not to pledge or hypothecate or charge or mortgage or assign or in any other manner alienate or dispose of the Option or any Shares without the prior written consent of the Company.

(d)	Both the parties to the agreement will comply with all the obligations and enjoy all the rights and privileges as per the terms and conditions of the Plan and this Option Agreement shall be in conformity in toto with the Plan.

3.	Notices.

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party, or upon confirmed facsimile transmission.

4.	Integrated Agreement.

This Option Agreement, Stock Purchase Agreement and the Plan constitute the entire understanding and agreement of the Optionee and the Indian Subsidiary with respect to the subject matter contained herein or therein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Indian Subsidiary with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

5.	Applicable Law.

This Option Agreement shall be governed by the laws of the Republic of India.

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EXLSERVICE HOLDINGS, INC.

By:
Title:
Address:

EXLSERVICE.COM (INDIA) PRIVATE LIMITED

By:
Title:
Address:

The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement. The undersigned acknowledges receipt of a copy of the Plan.

OPTIONEE:
Date:
Optionee Address:

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